EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Steven B. Solomon, Chief Executive Officer and Acting Chief Financial Officer of CDSS Wind Down Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge

(1)
the Quarterly Report of CDSS Wind Down Inc. on Form 10-Q of the Company for the period ended June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/STEVEN B. SOLOMON
Steven B. Solomon
Chief Executive Officer and Acting Chief Financial Officer
August 10, 2010